UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Definitive Material Agreement

On September 10, 2015, Blue Earth, Inc., (the “Company”) entered into a Note Purchase Agreement pursuant (the “Purchase Agreement”) to  which a 15% senior secured note (the “September Note”) in the principal amount of $10,600,000 was issued, due February 29, 2016 to Jackson Investment Group, LLC (“Jackson”).  The September Note was issued to repay and refinance in full the 12% senior secured convertible note due September 10, 2015 and issued on March 10, 2015 (the “March Note”), including $600,000 of accrued interest under the March Note.  The September Note was issued solely as a result of unexpected construction delays outside of the parties’ control at the Brooks Heat & Power CHP facility being constructed and now collateralized by the September Note.

Neither the September Note, nor interest accrued thereon, is convertible into Common Stock of the Company. The option given to Jackson by the Company on March 10, 2015 remains unchanged and is exercisable until March 10, 2016.

The September Note is fully secured by the assets of the Company and the Guarantor Subsidiaries (as defined) and the obligations of the Company in respect of the September Note have been guaranteed by the subsidiaries of the Company.  Interest on the September Note will be paid monthly in cash without the option of payment in stock.

Subject to the terms and conditions in the Purchase Agreement, Jackson has agreed to subordinate to Brooks secured indebtedness not to exceed $16,300,000 incurred by Brooks with Caterpillar Financial Services Limited, or a similar source, in connection with financing of the Brooks project.  Pursuant to an Omnibus Amendment and Joinder Agreement, among other things, the Company’s two new subsidiaries, E2B Growth, Inc. and EnSite Power, Inc., guaranteed the loan to Jackson and secured all obligations to Jackson.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation

Under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in item 1.01.

Item 9.01

Exhibits

(d)

Exhibits.  The following exhibits are filed with the current report on Form 8-K.

Exhibit No.	Description

10.1	Note Purchase Agreement date as of September 10, 2015 by and between Blue Earth, Inc. and Jackson Investment Group, LLC. (1)

10.2	15% Senior Secured Note due February 29, 2016.

10.3	Omnibus Amendment and Joinder Agreement dated as of September 10, 2015. (1)

_______________________

(1) The schedules to this exhibit have not been filed with this report as they contain due diligence information which the Company does not believe is material to an investment decision and which is otherwise described in the Company’s SEC filings.  Descriptions of information have been included and the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015	Blue Earth, Inc.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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